Exhibit 10.1
MORGAN STANLEY & CO.
INCORPORATED
Commodity Futures Account
Documents
Booklet 1 of 2

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT
OR ESTABLISHING A NEW CUSTOMER RELATIONSHIP
To help the U.S. Government prevent the funding of terrorism and money laundering activities, federal law requires all U.S. financial institutions to obtain, verify, and record information that identifies each customer that opens an account.
What this means: When entering into a new customer relationship with Morgan Stanley, the firm will ask for your name, address, date of birth (as applicable), and other identification information. This information will be used to verify your identity. As appropriate, the firm may, in its discretion, ask for additional documentation or information. If all required documentation or information is not provided, Morgan Stanley may be unable to open an account or establish a relationship with you.

COMMODITY FUTURES ACCOUNT APPLICATION
Please complete all of the following information
(attach continuation pages if necessary)
All Fields Mandatory
I.	Customer Name/Mailing Address for all Notices and Statements
Legal Name of Customer (name of account owner):
Customer’s Legal Address (address of organization):

Telephone: (     )              Facsimile: (     )
Principal Business of Customer:
Organized Under the Laws of (country of organization):
U.S. Soc. Sec./Tax I.D. No.:
Non-U.S. Government Issued I.D. No. and Type of I.D.:
Name of Trustee (if organized as a Trust):
Recipient and Mailing Address for Duplicate Statements: (If additional space is needed, please attach a separate page)

II.	Financial Statement
Enclose copy of most recent audited/unaudited financial statement (required for credit review)

Prime Brokerage Account number (if Prime Brokered with Morgan Stanley).
III.	Customer Designation (check all that apply, at least one item must be checked)

☐ Bank	☐ Partnership
☐ Commodity Pool	☐ Insurance Company	☐ State or Municipal Pension Plan
☐ Corporation	☐ LLC	☐ Trust
☐ Endowment	☐ LLP	☐ Other:
☐ ERISA	☐ Mutual Fund
IV.	Evidence of Authorization
Please provide a copy of the following applicable document showing Customer’s authority to trade futures:

Corporation	- Corporate Resolution
LLC	- Operating Agreement
LLP	- Partnership Agreement
Partnership	- Partnership Agreement
Trust	- Trust Agreement
Mutual Fund	- Prospectus and SAI
Commodity Pool, ERISA, Bank, Insurance Company and other account types please contact Morgan Stanley regarding required documentation.
V.	Third Party Advisor
Are you giving discretionary authority over your account to a third-party advisor? ☐ Yes ☐ No
If yes, you must complete the Discretionary Trading Authorization and the Advisor must sign the Representations of Advisor (both on page 3 attached) and such other evidence of authority as requested by Morgan Stanley.

Name of Third Party Advisor:

Advisor’s U.S. Soc. Sec./Tax ID Number

Non-U.S. government issued ID Number:

Advisor’s Mailing Address:

VI.	Account Designation (Check one)
☐	Speculative. All orders placed by Customer for the Account will represent speculative transactions.

☐	Hedge. Except with prior written notice to the contrary by Customer to Morgan Stanley, all orders placed by Customer for the Account will represent bona fide hedging transactions as defined in CFTC Regulation §1.3(z).

If orders placed for the Account represent hedging transactions, please complete Section 10 (o) (i) of the Commodity Futures Customer Agreement. Failure to choose one of the above will designate the Account as Speculative.

☐	For Customers Resident in Canada: Hedger. Except with prior written notice to the contrary by Customer to Morgan Stanley, all orders placed by Customer for the Account will represent hedger trades as defined under the Ontario Commodity Futures Act (Canada).
VII.	Information to be used by Morgan Stanley to prepare CFTC Form 102 upon regulatory demand

(a)	Contact person with control over trading in the Account
Name:

Office Address:

Occupation: Office Telephone: ( )
(b)	List any other commodity futures accounts at Morgan Stanley which are traded by the persons trading this Account: (If none, check here ☐)

(c)	List any other persons or entities (“beneficial owners”) having a financial interest of 10% or more in this Customer/Account: (If none, check here ☐)

(d)	List any other futures accounts at Morgan Stanley in which this Customer or any of its controlling persons or beneficial owners holds a financial interest of 10% or more: (If none, check here ☐)

VIII.	Customer Representations

The Customer has reviewed the registration requirements of the Commodity Exchange Act, as amended (the Act”), and the membership requirements of the National Futures Association (“NFA”) relating to commodity pool operators and commodity trading advisors, and the Customer, or as applicable Customer’s sponsor: (Please check one)
☐	does not engage in activities requiring registration under the Act;

☐	is appropriately registered with the Commodity Futures Trading Commission (“CFTC”) and are members of the NFA; or

☐	is exempt from CFTC registration requirements and has filed all notices of eligibility and other documents necessary in connection therewith.
IX.	Individual customers please complete the Commodity Futures Account Application — Individual Customer Application Annex included with these documents.

** PLEASE COMPLETE ONLY IF YOU HAVE ENGAGED A **
THIRD PARTY ADVISOR TO DIRECT YOUR ACCOUNT
DISCRETIONARY TRADING AUTHORIZATION
The undersigned Customer hereby authorizes                                          (the Advisor”) as its agent and attorney-in-fact to purchase, sell (including short sales) and trade in commodities, commodity futures, option and forward contracts thereon and interests therein (including exchange for physical transactions), on margin or otherwise, in accordance with Morgan Stanley & Co. Incorporated’s (“Morgan Stanley”) terms and conditions for the Customer’s account and risk and in the Customer’s name or number on Morgan Stanley’s books. The Customer hereby confirms it has received a copy of Advisor’s disclosure document or has received a written statement from Advisor explaining why the Advisor is not required to provide a disclosure document.
This authorization is in addition to (and in no way limits or restricts) any rights which Morgan Stanley may have under the Morgan Stanley Commodity Futures Customer Agreement executed by the Customer and any other agreement or agreements between Morgan Stanley and the Customer.
This authorization may be terminated by the Customer at any time as of the actual receipt by Morgan Stanley of written notice of termination. Termination of this authorization shall not affect any liability in any way resulting from transactions initiated prior to such termination. This authorization and indemnity shall inure to Morgan Stanley’s benefit and that of Morgan Stanley’s successors and assigns.

(Name of Customer – Please Print)

(Signature)	(Date)

(Name & Title – Please Print)
REPRESENTATIONS OF ADVISOR
The undersigned Advisor acknowledges that it has been designated as Customer’s agent and attorney-in-fact pursuant to the Discretionary Trading Authorization. In this regard, the Advisor hereby represents and warrants to Morgan Stanley & Co. Incorporated that: (a) the Advisor has reviewed the registration requirements of the Commodity Exchange Act, as amended, and the National Futures Association relating to commodity pool operators and commodity trading advisors and is either appropriately registered with the CFTC and a member of the National Futures Association or exempt or excluded from CFTC registration requirements; and (b) if required, the Advisor has provided and will continue to provide Customer with an explanation of the nature and risks of the strategies to be used in connection with all transactions, to be executed for Customer’s Account; and (c) if required, the Advisor has provided Customer with a copy of its most recent CFTC Disclosure Document, or has provided Customer with a written explanation of the reason why it is not required to deliver a Disclosure Document to Customer.

(Name of Advisor — Please Print)

(Signature)	(Date)

(Name & Title — Please Print)

COMMODITY FUTURES CUSTOMER AGREEMENT
This Commodity Futures Customer Agreement (“Agreement”) between Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and the customer named below (“Customer”) shall govern the purchase and sale by Morgan Stanley of commodity futures contracts, options thereon, and interests therein including, without limitation, exchange for physical transactions, exchange for swap transactions and block trades and to the extent not governed by any other agreement between the parties, commodities delivered as a result of the settlement thereof (collectively, “Contracts”) for the account and risk of Customer through one or more accounts, including reactivated accounts, carried by Morgan Stanley on behalf and in the name of Customer (collectively, the “Account”).
1.	Applicable Law. The Account and all Contracts, transactions and agreements in respect of the Account shall be subject to all applicable U.S. or non-U.S., Federal, state, provincial, exchange, clearing house and self-regulatory organization laws, rules, regulations and interpretations and custom and usage of the trade. All such rules, regulations, interpretations, custom and usage, as in effect from time to time, are hereinafter collectively referred to as “Applicable Law.”
2.	Customer’s Representations and Warranties. At the time of entering into this Agreement and again upon the entry into any Contracts or transactions under this Agreement, Customer represents and warrants that (a) Customer has full right, power and authority to enter into this Agreement, and the person executing this Agreement on behalf of Customer is authorized to do so; (b) this Agreement is binding on Customer and enforceable against Customer in accordance with its terms; (c) Customer may lawfully establish and open the Account for the purpose of effecting purchases and sales of Contracts through Morgan Stanley; (d) performance of this Agreement and of transactions entered into pursuant to this Agreement will not violate any Applicable Law to which Customer is subject or any agreement to which Customer is subject or a party; (e) performance of this Agreement and of transactions entered into pursuant to this Agreement will comply with the Customer’s Constitutive Documents; and (f) all of Customer’s information in the Account Application preceding this Agreement (which Application and the information contained therein hereby is incorporated into this Agreement) is true and correct in all material respects and Customer shall promptly notify Morgan Stanley of any material change in such information. “Constitutive Documents” means any (i) incorporating documents, including any articles of incorporation or unanimous shareholders’ agreement, (ii) partnership agreement, (iii) trust deed, agreement or declaration, (iv) by-laws, (v) plan documents, including any statement of investment policies and procedures, in the case of an employee benefit plan, pension plan or master trust in which the assets of a pension plan are invested, and (vi) prospectus or offering memorandum and annual information form, all as applicable, and as amended, replaced, or supplemented from time to time, together with any attachments, schedules, exhibits and documents incorporated by reference.
3.	Payment Obligations Of Customer. Customer shall pay Morgan Stanley upon demand (a) all brokerage charges, give-up fees, commissions and service fees as Morgan Stanley and Customer may from time to time agree; (b) all exchange, clearing house, National Futures Association (“NFA”) or clearing member fees or charges; (c) any tax imposed on such transactions by any competent taxing authority; (d) the amount of any trading losses in the Account; (e) any debit balance or deficiency in the Account; (f) interest on any debit balances or deficiencies in the Account, at the overnight rate customarily charged by Morgan Stanley, together with costs and reasonable attorneys’ fees incurred in collecting any such debit balance or deficiency; and (g) any other amounts owed by Customer to Morgan Stanley with respect to the Account or any transactions therein.

4.	Customer’s Events Of Default; Morgan Stanley’s Remedies.
(a)	Events of Default. As used herein, any of the following is an “Event of Default”:
(i)	the commencement of a proceeding under any bankruptcy, insolvency, arrangement or reorganization regime existing under Applicable Law, or the filing of a petition for the appointment of a receiver by or against Customer, an assignment made by Customer for the benefit of creditors, an admission in writing by Customer that it is insolvent or is unable to pay its debts when they mature, or the suspension by the Customer of its usual business or any material portion thereof;

(ii)	the issuance of any warrant or order of attachment against the Account or the levy of a judgment against the Account;

(iii)	if Customer is an employee benefit plan or other pension fund (or administrator or trustee of such a plan, fund or master trust in which the fund assets are invested), (A) any step is taken by the Customer, any governmental authority or body or regulator, or other person to terminate, wind-up or liquidate Customer, the fund or the plan, in whole or in part; (B) any event or condition occurs or exists that would entitle any court or regulator to require the termination, wind-up or liquidation of the Customer, the fund or the plan, in whole or in part, or the termination or close-out of any Contract; (C) the Customer is unable to pay benefits under the relevant employment or pension benefit plan when due; (D) the Customer or any other person does anything or takes any action or step to merge, consolidate or combine the fund with any other pension fund or its assets, whereby assets are transferred from the fund or are to become available for the payment of any liabilities of the other fund without the consent of Morgan Stanley;

(iv)	if Customer is a trust or investment fund, (A) any step is taken by the Customer, any governmental authority or body or regulator, or other person to terminate, wind-up or liquidate Customer or the fund; (B) any event or condition occurs or exists that would entitle any court or regulator to require the termination, wind-up or liquidation of the Customer or the fund or to issue a cease trade order in respect of the Customer (including a suspension of redemptions by unit holders or limited partners of the fund), in whole or in part, or the termination or close-out of any Contract; (C) the Customer or any other person does anything or takes any action or step to merge, consolidate or combine the fund with any other fund or its assets, whereby assets are transferred from the fund or are to become available for the payment of any liabilities of the other fund without the consent of Morgan Stanley;

(v)	the failure by Customer to deposit or maintain margins, to pay required premiums, or to make payments required by Section 3 hereof;

(vi)	if Morgan Stanley determines that any material representation or warranty made by Customer to Morgan Stanley is untrue or inaccurate; or

(vii)	the failure by Customer to perform, in any material respect, its other obligations hereunder.
(b)	Remedies. Upon the occurrence of an Event of Default, Morgan Stanley shall have the right, in addition to any other remedy available to Morgan Stanley at law or in equity, to liquidate any or all open Contracts held in or for the Account (including without limitation, through the use of exchange for physical transactions, exchange for swaps transactions, block trades or any other means), set-off or calculate any net amount owing with respect to any or all Contracts, apply any cash margin to any amount owed by Customer to Morgan Stanley, sell any or all of the securities or other property of Customer held by Morgan Stanley and to apply the proceeds thereof to any amounts owed by Customer to Morgan Stanley, borrow or buy any options, securities, Contracts or other property for the Account and cancel any unfilled orders for the purchase or sale of Contracts for the Account, or take such other or further actions Morgan Stanley, in its commercially reasonable discretion, deems necessary or appropriate for its protection, all without demand for margin and without notice or advertisement. Any such action may be made at the discretion of Morgan Stanley in any commercially reasonable manner. In the event Morgan Stanley’s position would not be jeopardized thereby, Morgan Stanley will make commercially reasonable efforts under the circumstances to notify Customer prior to taking any such action. A prior demand or margin call of any kind from Morgan Stanley or prior notice from Morgan Stanley shall not be considered a waiver of Morgan Stanley’s right to take any action without notice or demand. In the event Morgan Stanley exercises any remedies available to it under this Agreement, Customer shall reimburse, compensate and indemnify Morgan Stanley for any and all costs, losses, penalties, fines, taxes and damages that

Morgan Stanley may incur, including reasonable attorneys’ fees incurred in connection with the exercise of its remedies and the recovery of any such costs, losses, penalties, fines, taxes and damages.
5.	Limitation Of Liability. Neither Morgan Stanley nor its affiliates shall have any responsibility or liability to Customer hereunder (i) in connection with the performance or non-performance by any contract market, clearing house, clearing firm, electronic trading system, facility or service (collectively “Electronic Trading Systems”), or other third party (including, without limitation, floor brokers and banks) to Morgan Stanley of its obligations in respect of any Contract or other property of Customer; (ii) as a result of any prediction, recommendation or advice made or given by a representative of Morgan Stanley whether or not made or given at the request of Customer; (iii) as a result of Morgan Stanley’s reliance on any instructions, notices and communications that it reasonably believes to be that of an individual authorized to act on behalf of Customer; (iv) as a result of any delay in the performance or non-performance of any of Morgan Stanley’s obligations hereunder directly or indirectly caused by the occurrence of any contingency beyond the control of Morgan Stanley including, but not limited to, the unscheduled closure of an exchange or contract market or delays in the transmission of orders due to breakdowns or failures of transmission or communication facilities, execution, and/or trading facilities or other systems (including, without limitation, any Electronic Trading System), it being understood that Morgan Stanley shall be excused from performance of its obligations hereunder for such period of time as is reasonably necessary after such occurrence to remedy the effects therefrom; (v) as a result of any action taken by or on behalf of Morgan Stanley or its floor brokers in compliance with Applicable Law; (vi) for any acts or omissions of those neither employed nor supervised by Morgan Stanley; or (vii) in connection with or arising out of any services provided under any electronic trading agreement (“Electronic Trading Services”) between Customer and Morgan Stanley (the terms and conditions of which in their entirety are incorporated herein by reference). Further, with respect to any Electronic Trading Services Morgan Stanley expressly disclaims any representation or warranty whatsoever (a) with respect to accuracy, completeness or timeliness of such services, (b) that such services shall be uninterrupted or error free; and (c) including any implied warranties of title, non-infringement, merchantability or fitness for a particular purpose relating to such services. Morgan Stanley shall not be responsible for any loss, liability, damage or expense except to the extent that such loss, liability, damage or expense arises from its gross negligence or willful misconduct. In no event will Morgan Stanley be liable to Customer for consequential, incidental, punitive or special damages hereunder. Except as provided in Section 3 above, Customer shall not be liable to Morgan Stanley for consequential, incidental, punitive or special damages hereunder.
6.	General Agreements. The parties agree that:
(a)	Morgan Stanley’s Responsibility. Morgan Stanley is not acting as a fiduciary, foundation manager, commodity pool operator, commodity trading advisor or investment adviser in respect of any Account opened by Customer. Customer is acting for its own account and has made its own independent decisions to effect transactions in Contracts and as to whether each transaction is prudent or appropriate for it based on Customer’s own judgment and upon advice from such advisors as it has deemed necessary. Customer is solely responsible for any trading decisions including order routing decisions made by Customer. Morgan Stanley does not make any recommendation as to where such orders should be executed and does not undertake to notify Customer of price improvement opportunities or more advantageous execution quality at particular exchange venues. Morgan Stanley shall have no responsibility hereunder for compliance with any law or regulation governing the conduct of fiduciaries, foundation managers, commodity pool operators, commodity trading advisors or investment advisers.

Without limitation of the foregoing, if Customer is an investment company registered under the Investment Company Act of 1940 (i) Morgan Stanley shall comply with the segregation requirements of Section 4d(2) of the Commodity Exchange Act (the “CEA”) and the rules of the Commodity Futures Trading Commission (“CFTC”) promulgated pursuant to the CEA (“CFTC Rules”) or, if applicable, Part 30 of the CFTC Rules with respect to assets deposited by Customer hereunder; (ii)

Morgan Stanley, as appropriate to Customer’s transactions and in accordance with the CEA and CFTC Rules (including Part 30 of such Rules), may place and maintain Customer’s assets to effect Customer’s transactions with another futures commission merchant, a clearing organization or a foreign bank (as such terms are defined under Rule 17f-6 of the Securities and Exchange Commission (“SEC”) promulgated pursuant to the Investment Company Act of 1940) or a member of a foreign board of trade, and shall obtain an acknowledgement, as required under CFTC Rules 1.20(a) or 30.7(c), as applicable, that such assets are held on behalf of Morgan Stanley’s customers in accordance with the provisions of the CEA; and (iii) Morgan Stanley shall promptly furnish copies of or extracts from its records or such other information pertaining to Customer’s assets as the SEC through its employees or agents may request.

(b)	Advice. All advice communicated by Morgan Stanley with respect to any Account opened or transactions effected by Customer hereunder is incidental to the conduct of Morgan Stanley’s business as a futures commission merchant and such advice will not serve as the primary basis for any decision made by or on behalf of Customer. Morgan Stanley shall have no discretionary authority, power or control over any decisions made by or on behalf of the Customer in respect of the Account, regardless of whether Customer relies on the advice of Morgan Stanley in making any such decision. Customer acknowledges that Morgan Stanley and its managing directors, officers, employees and affiliates may take or hold positions in, or advise other customers concerning, contracts that are the subject of advice from Morgan Stanley to Customer. The positions and advice of Morgan Stanley and its managing directors, officers, employees and affiliates may be inconsistent with or contrary to positions of, and the advice given by, Morgan Stanley to Customer.

(c)	Recording. Each party may, in its commercially reasonable discretion, record, on tape or otherwise, any telephone conversation between Morgan Stanley and Customer involving their respective officers, agents and employees, and each party hereby agrees and consents thereto.

(d)	Acceptance of Orders; Position Limits.
(i)	Morgan Stanley shall have the right to limit the size of open positions (net or gross) of Customer with respect to the Account at any time and to refuse acceptance of orders to establish new positions, whether such refusal or limitation is required by, or based on position limits imposed under, Applicable Law. Morgan Stanley shall promptly notify Customer of its rejection of any order. To the extent permitted by Applicable Law, Morgan Stanley is authorized to combine orders for Customer’s Account with orders for other customers. Unless specified by Customer, Morgan Stanley may designate the exchange or other markets (including, without limitation, an exchange’s electronic trading platform) on or through which it will attempt to execute orders.

(ii)	Customer shall file or cause to be filed all applications or reports required under Applicable Law with the CFTC or the relevant contract market or clearing house, and shall provide Morgan Stanley with a copy of such applications or reports and such other information as Morgan Stanley may reasonably request in connection therewith.
(e)	Original and Variation Margin; Premiums; Other Contract Obligations. Customer shall make, or cause to be made, all applicable original margin, variation margin, intra-day margin and premium payments, and perform all other obligations attendant to transactions or positions in such Contracts, as may be required by Applicable Law or by Morgan Stanley. Requests for margin deposits and/or premium payments may, at Morgan Stanley’s election, be communicated to Customer orally, telephonically or in writing. Customer margin deposits and/or premium payments shall be made by wire transfer to Morgan Stanley’s Customer Segregated Account or Secured Amount Account, as the case may be, and shall be in U.S. dollars unless Morgan Stanley agrees otherwise in writing.

(f)	Security Interest and Rights Respecting Collateral.

(i)	Except to the extent proscribed by Applicable Law not subject to waiver, all Contracts, cash, securities, and/or any other property of Customer whatsoever and the proceeds thereof (collectively, the “Collateral”) at any time held by Morgan Stanley or its affiliates, or carried by others for the Account, hereby are pledged to Morgan Stanley and shall be subject to a general lien and security interest in Morgan Stanley’s favor to secure any indebtedness or other amounts, obligations and/or liabilities at any time owing from Customer to Morgan Stanley (collectively, the “Customer’s Liabilities”). Customer agrees to execute any documents reasonably required by Morgan Stanley for the perfection or negotiation of such general lien or security interest. Customer hereby grants Morgan Stanley the right, subject to compliance with applicable Commodity Futures Trading Commission regulations, to borrow, pledge, repledge, hypothecate, rehypothecate, loan or invest any of the Collateral, including utilizing the Collateral to purchase United States Government Treasury obligations pursuant to repurchase agreements or reverse repurchase agreements with any party, in each case without notice to Customer and without any obligation to pay or to account to Customer for any interest, income or benefit that may be derived therefrom. The rights of Morgan Stanley set forth above shall be qualified by any applicable requirements for segregation of customers’ property under Applicable Law.

(ii)	If Customer is resident of or domiciled in, or if any of the Collateral is subject to Applicable Law of, any jurisdiction under which a security interest in the Collateral cannot be created solely by means of Customer’s pledge of such Collateral to Morgan Stanley (or any jurisdiction in which the security interest arising under such a pledge would require local registration in order to be perfected), then the parties agree that, with respect to such a jurisdiction, all right, title and interest in and to the Collateral shall vest in Morgan Stanley free and clear of any liens, claims, charges or encumbrances or any other interest of Customer or of any third party (other than a lien routinely imposed on all securities in a relevant clearance system).
(g)	Québec Charge. This section applies only with respect to security interests if their validity is governed by the laws of the Province of Québec. The Customer hereby hypothecates and grants a general lien and a continuing first priority security interest in all Collateral to Morgan Stanley for the amount of One Billion Dollars, with interest from the date of this Agreement at [insert reference rate]. Morgan Stanley may sell or take the Collateral in payment without giving prior notice or observing any time limits prescribed in respect of such taking in payment or such sales in the Civil Code of Québec. The said stated amount of the hypothec, lien and security interest is inserted to comply with the requirements of the Civil Code of Québec and represents the maximum amount for which the Collateral is hypothecated and granted. It does not represent the amount of the indebtedness of the Customer secured by the hypothec, lien and security interest from time to time nor the amount of any credit available to the Customer.

(h)	Reports and Objections. All confirmations, purchase and sale notices, correction notices and account statements (collectively, “Statements”) shall be submitted to Customer and absent manifest error shall be conclusive and binding on Customer unless Customer notifies Morgan Stanley of any objection thereto prior to the opening of trading on the contract market on which such transaction occurred on the business day following the day on which Customer receives such Statement; provided that, with respect to monthly Statements, Customer may notify Morgan Stanley of any objection thereto within five business days after receipt of such monthly Statement, provided the objection could not have been raised at the time any prior Statement was received by Customer as provided for above. Any such notice of objection, if given orally to Morgan Stanley, shall immediately (and no later than within one business day) be confirmed in writing by Customer.

(i)	Delivery Procedures; Options Allocation Procedure.

(i)	Customer will provide Morgan Stanley with instructions either to liquidate Contracts previously established by Customer, make or take delivery under any such Contracts, or exercise options entered into by Customer, within such time limits as may be reasonably specified by Morgan Stanley. Morgan Stanley shall have no responsibility to take any action on behalf of Customer or positions in the Account unless and until Morgan Stanley receives oral or written instructions reasonably acceptable to Morgan Stanley indicating the action Morgan Stanley is to take. Funds sufficient to take delivery pursuant to such Contract or deliverable grade commodities to make delivery pursuant to such Contract must be delivered to Morgan Stanley at such time as Morgan Stanley may reasonably require in connection with any delivery.

(ii)	Short option Contracts may be subject to exercise at any time. Exercise notices received by Morgan Stanley from the applicable contract market with respect to option Contracts sold by Customer may be allocated to Customer pursuant to a random allocation procedure, and Customer shall be bound by any such allocation of exercise notices. In the event of any allocation to Customer, unless Morgan Stanley has previously received instructions from Customer, Morgan Stanley’s sole responsibility shall be to use its best efforts to notify Customer of such allocation.

(iii)	If Customer fails to comply with any of the foregoing obligations in this section 6(h), Morgan Stanley may, in its commercially reasonable discretion, liquidate any open positions, make or receive delivery of any commodities or instruments, or exercise or allow the expiration of any options, in such manner and on such terms as Morgan Stanley, in its commercially reasonable discretion, deems necessary or appropriate, and Customer shall indemnify and hold Morgan Stanley harmless as a result of any action taken or not taken by Morgan Stanley in connection therewith or pursuant to Customer’s instructions.
(j)	Financial and Other Information. Customer shall provide to Morgan Stanley such financial information regarding Customer as Morgan Stanley may from time to time reasonably request. Customer shall notify Morgan Stanley immediately (and no later than within one business day) if the financial condition of Customer changes materially and adversely from that shown in the most recent financial information theretofore provided to Morgan Stanley. An investigation may be conducted pertaining to Customer’s credit standing and business. If Customer engages in exchange of futures for physical transactions, exchange of futures for swap transactions, or similar transactions, Customer agrees to provide Morgan Stanley, upon request, with documentation of the cash or swap transaction in commodities or securities underlying contracts associated with the transaction.

(k)	Currency Exchange Risk. Customer shall bear all risk and cost in respect of the conversion of currencies incident to transactions effected on behalf of Customer pursuant hereto.

(l)	Inactive Accounts. Customer acknowledges that Morgan Stanley may deactivate accounts with no trading activity and agrees to provide Morgan Stanley with any information and documents reasonably requested by Morgan Stanley in connection with Customer’s request to reactivate a closed account.

(m)	Cross-Trade Consent. The undersigned Customer hereby agrees that Morgan Stanley, its managing directors, officers, employees, affiliates, agents and floor brokers where acting on Morgan Stanley’s behalf, in any transaction for the undersigned Account may take the other side of the transaction, subject to the transaction being executed at the prevailing price and in accordance with the regulations of the applicable exchange and the rules and regulations of the CFTC.

(n)	Authorization to Transfer Funds. The undersigned Customer hereby expressly agrees that Morgan Stanley may, until it receives a written notice of revocation with respect thereto, in its sole and absolute discretion and without prior notice to Customer, transfer any funds, securities, commodities, Contracts or other property from any Account maintained by Customer to any other account of

Customer maintained by Morgan Stanley or any of its affiliates. Such transfers may include transfers to or from any securities account of Customer from or to any commodity account of Customer (unless prohibited by Applicable Law). Morgan Stanley will immediately (and no later than within one business day) confirm in writing each transfer of funds, securities, commodities, Contracts or other property pursuant hereto.

(o)	Give Up Transactions. Absent a separate written agreement with Customer with respect to give-ups, Morgan Stanley, in its sole discretion, may, but shall not be obligated to, accept from other brokers Contracts executed by such brokers and to be given up to Morgan Stanley for clearance or carrying in any Account.
7.	Termination. This Agreement may be terminated at any time by Customer or Morgan Stanley by written notice to the other. In the event of such notice, Customer shall either close out open positions in the Account or arrange for such open positions to be transferred to another futures commission merchant. Upon satisfaction by Customer of all of Customer’s Liabilities, Morgan Stanley shall transfer to another futures commission merchant all Contracts, if any, then held for the Account, and shall transfer to Customer or to another futures commission merchant, as Customer may instruct, all cash, securities and other property held in the Account, whereupon this Agreement shall terminate. Termination of this Agreement shall not release any party from any liability or obligation incurred or arising from activities prior to such termination.
8.	Acknowledgements re Securities Transfer Act. For purposes of the Securities Transfer Act as implemented under the laws of an applicable Canadian province, the Personal Property Security Act of an applicable province, Article 9 of the New York Uniform Commercial Code and any similar legislation in any other applicable jurisdiction (a) the jurisdiction of Morgan Stanley as securities intermediary or commodity intermediary with respect to the Account and the Contracts is New York, (b) the Account is a “securities account,” a “futures account” and a “commodity account” and (c) any property of any nature whatsoever credited to the Account is a “financial asset” or “investment property”.
9.	Eligible Financial Contract. This Agreement, including the security interest granted by this Agreement, and any Contract, are “eligible financial contracts” within the meaning of the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada) and the Payment Clearing and Settlement Act (Canada). The Customer represents that it is a “financial institution” for the purposes of the Payment Clearing and Settlement Act (Canada).

10.	Miscellaneous.
(a)	Severability. If any provision of this Agreement is, or at any time becomes, inconsistent with any present or future law, rule or regulation of any exchange or other market, sovereign government or regulatory or self-regulatory body thereof, and if any of these authorities have jurisdiction over the subject matter of this Agreement, the inconsistent provision shall be deemed superseded or modified to conform with such law, rule or regulation but in all other respects, this Agreement shall continue and remain in full force and effect.

(b)	Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties and their successors. In the event that Morgan Stanley (i) merges with another entity, or (ii) ceases to be a FCM or (iii) is required by Applicable Law to transfer its Customer accounts to another FCM, Morgan Stanley shall have the right to transfer or assign this Agreement (and thereby the Account) to any successor entity or to another properly registered futures commission merchant in its sole and absolute discretion and without obtaining the consent of Customer. Notwithstanding the foregoing, in the event of items (ii) or (iii) immediately above, if permitted by Applicable Law and in the event that Morgan Stanley’s position would not be jeopardized thereby, Morgan Stanley will make reasonable efforts under the circumstances to consult Customer for its preference of FCM before assigning this Agreement.

(c)	Independent Investment Adviser. If Customer directs Morgan Stanley to accept trading instructions from an independent investment adviser (“Advisor”), unless otherwise agreed in writing, Customer hereby appoints such adviser as Customer’s agent for the purpose of receiving all communications, notices and requests for instructions related to this Agreement and the transactions effectuated pursuant to this Agreement, including, without limitation, margin calls and any trading information or advice (subject to Section 6(b) hereof). Advisor is authorized to access and use electronic services, facilities and information provided electronically, including but not limited to electronic trading systems, and on behalf of Customer, to agree to the terms and conditions regarding such use and to enter into electronic trading agreements. Customer hereby agrees to indemnify and hold Morgan Stanley harmless from and to pay Morgan Stanley promptly on demand any and all losses arising from Morgan Stanley’s reliance on the appointment of the Advisor until Morgan Stanley receives written notice of Customer’s revocation thereof; and termination of the appointment of the Advisor shall not affect any liability in any way resulting from transactions initiated prior to such termination. This indemnity is in addition to (and in no way limits or restricts) any rights which Morgan Stanley may have under this Agreement and any other agreement or agreements between Morgan Stanley and Customer. Nothing in this Section 8(c) shall relieve Customer of any of its obligations under this Agreement.

(d)	Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes any prior agreements between the parties as to the subject matter hereof. No provision of this Agreement shall in any respect be waived, altered, modified, or amended unless such waiver, alteration, modification or amendment is signed by the party against whom such waiver, alteration, modification or amendment is to be enforced.

(e)	Currency Denomination. Unless another currency is designated in the confirmations reporting transactions entered into by Customer, all margin deposits in connection with such transactions, and a debit or credit in the Account, shall be stated in United States dollars. By placing an order in a Contract settled in a particular currency (the “Contract Currency”), Customer agrees to convert to the Contract Currency funds sufficient to meet the applicable margin requirement. Customer acknowledges its awareness that accruals from trades in Contracts that are priced and settled in non-United States dollars will be held in Customer’s account in such non-United States dollar Contract Currency and will not be converted to United States dollars except upon Customer’s specific instructions to do so. Any conversions of currency shall be at a rate of exchange determined by Morgan Stanley, in its commercially reasonable discretion, on the basis of the then prevailing rates of exchange for such currencies.

(f)	Instructions, Notices or Communications. Except as specifically otherwise provided in this Agreement, all instructions, notices or other communications may be oral or written. Customer hereby waives any defense that such instruction, notice, or communication was not in writing. All oral instructions, unless custom and usage of trade dictate otherwise, shall be promptly confirmed in writing. All written instructions, notices or other communications shall be addressed as follows:
(i)	if to Morgan Stanley: Morgan Stanley & Co. Incorporated One New York Plaza, 7th Floor New York, New York 10004 Attention: Commodity Operations Manager

(ii)	if to Customer, at the address as indicated on the Commodity Account Application.
(g)	Rights and Remedies Cumulative. All rights and remedies arising under this Agreement as amended and modified from time to time are cumulative and not exclusive of any rights or remedies which may be available at law or otherwise.

(h)	No Waiver. Neither party’s failure to exercise, delay in exercising, single exercise or partial exercise of any contractual right under this or any other agreement, for Contracts or any other product, on any occasion or series of occasions is or implies waiver of any contractual right under any course of dealing theory or otherwise, and does not preclude any other future exercise, delayed exercise or partial exercise of any contractual right hereunder.

(i)	Governing Law. THE INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CHOICE OF LAW.

(j)	Consent to Jurisdiction. ANY LITIGATION BETWEEN MORGAN STANLEY AND CUSTOMER RELATING TO THIS AGREEMENT OR TRANSACTIONS HEREUNDER SHALL TAKE PLACE IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. CUSTOMER CONSENTS TO THE SERVICE OF PROCESS BY THE MAILING TO CUSTOMER OF COPIES OF SUCH COURT FILING BY CERTIFIED MAIL TO THE ADDRESS OF CUSTOMER AS IT APPEARS ON THE BOOKS AND RECORDS OF MORGAN STANLEY, SUCH SERVICE TO BE EFFECTIVE TEN DAYS AFTER MAILING. CUSTOMER HEREBY WAIVES IRREVOCABLY ANY IMMUNITY TO WHICH IT MIGHT OTHERWISE BE ENTITLED IN ANY ARBITRATION, ACTION AT LAW, SUIT IN EQUITY OR ANY OTHER PROCEEDING ARISING OUT OF OR BASED ON THIS AGREEMENT OR ANY TRANSACTION IN CONNECTION HEREWITH.

(k)	Waiver of Jury Trial. CUSTOMER AND MORGAN STANLEY EACH HEREBY WAIVES A TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION IN CONNECTION THEREWITH.

(l)	Equivalency Clause. For purposes of disclosure pursuant to the Interest Act (Canada), the annual rate of interest which is equivalent to any rate of interest provided for in this Agreement which is to be calculated on any basis other than a full calendar year may be determined by multiplying such rate of interest (expressed as a percentage) by a fraction, the numerator of which is the number of days in the calendar year and the denominator of which is the number of days comprising such other basis.

(m)	Language of Documentation. The parties hereto have required that this Agreement, and all documents and notices related thereto and/or resulting therefrom be drawn up in English. Les parties aux présentes ont exigé que la présente convention ainsi que tous les documents et avis quis’y rattachent et/ou en découlent soient redigés en langue anglaise.

(n)	Consent to Delivery of Electronic Statements. The CFTC permits a customer to receive daily and monthly statements for its commodity futures accounts by electronic mail in lieu of ordinary mail, subject to obtaining customer consent. ClientLink, an Internet-based system which has been developed by Morgan Stanley, will deliver these statements to you at no additional cost, if you wish to receive them by electronic mail. Customer should be aware of the following: (i) your consent, if given, will be effective upon receipt by Morgan Stanley; (ii) you may revoke your consent at any time by written notice of revocation to Morgan Stanley which will be effective upon receipt by Morgan Stanley; and (iii) any electronic mail statement will be accessible to you on ClientLink for five business days following its initial posting, so please print out and retain the statement in hard copy form for your use thereafter if you so wish. To indicate your consent to receiving electronic statements in lieu of ordinary mail, please initial the appropriate boxes below.
☐	Customer hereby consents to receiving daily statements with respect to its Commodity Futures Accounts via ClientLink in lieu of ordinary mail.

☐	Customer hereby consents to receiving monthly statements with respect to its Commodity Futures Accounts via ClientLink in lieu of ordinary mail.
(o)	Customer Acknowledgements. (please initial all applicable boxes)
(i)	If Customer has indicated on the Commodity Futures Account Application that orders placed for the Account represent bona fide hedging transactions, please complete the following. You should note that CFTC Regulation §190.06 permits you to specify whether, in the unlikely event of Morgan Stanley’s bankruptcy, you prefer the bankruptcy trustee to liquidate all positions in the Account. Accordingly, Customer hereby elects as follows:
(please initial):

☐ Liquidate	☐ Not Liquidate
If neither alternative is initialed, Customer will be deemed to have elected to have all positions liquidated. This election may be changed at any time by written notice.

(ii)	Customer hereby represents and warrants that it is qualified under CFTC Rule 1.55(f) and Morgan Stanley is not required to furnish the specified risk disclosure statement (please initial):

☐ No Risk Disclosure Statement Required
(iii)	CUSTOMER HEREBY ACKNOWLEDGES THAT IT HAS RECEIVED AND UNDERSTANDS THE FOLLOWING DISCLOSURE STATEMENT PRESCRIBED BY THE CFTC AND FURNISHED HEREWITH.

☐	Risk Disclosure Statement for Futures Options

(Appendix A to CFTC Rule 1.55(c) transcribed in full on pages 2 - 4 of the Futures Industry Association Uniform Futures and Options on Futures Risk Disclosures)
IN WITNESS WHEREOF, Customer has executed this Agreement on the date indicated below.

Customer:	GREENHAVEN CONTINUOUS COMMODITY INDEX MASTER FUND

By:	/s/ Ashmead Pringle	3/24/2009

(Date)

Ashmead Pringle, President
(Please Print Name and Title)

Notice Regarding Physical Settlement of Emissions Contracts
This notice is to advise you of certain constraints that Morgan Stanley & Co. Incorporated and Morgan Stanley & Co. International plc (collectively, “Morgan Stanley”) applies in connection with trading with or through Morgan Stanley in contracts for future delivery (or options on such futures) of NOX Allowances, SO2 Allowances, European Union Emissions Allowances and Certified Emission Reductions (such contracts, “Emissions Contracts”) on any of the Bluenext, the Chicago Climate Futures Exchange, the European Energy Exchange, ICE Futures Europe, the NYMEX Green Exchange or any other foreign or domestic contract market, commercial market or board of trade on which Emissions Contracts are traded. This notice is subject to the terms of business (however entitled) applying between Morgan Stanley and you.
At the present time Morgan Stanley does not intend to facilitate physical settlement of any Emissions Contract. Accordingly, prior to the expiration of open positions in any Emissions Contract in your Account, Morgan Stanley will seek instructions from you regarding the transfer, offset or close-out of such positions. If you fail to provide such instructions Morgan Stanley reserves the right to take any actions as it may, in its commercially reasonable discretion, determine necessary in order to limit, reduce or close out any open positions and to cover, reduce or eliminate any potential losses or liabilities in respect of the relevant Emissions Contract. Morgan Stanley may also exercise its right to decline additional orders from you to establish open positions in Emissions Contract in the period leading up to the expiration of such contracts.
                                         (“Customer”) acknowledges that it has received and understands the following:
(please initial)

☐ Notice Regarding Physical Settlement of Emissions Contracts

COMMODITY FUTURES ACCOUNT APPLICATION
INDIVIDUAL CUSTOMER APPLICATION ANNEX

Individual Customers please complete the information requested below:

Customer Name:

Bank Reference/Financial Statement

Bank Name:

Bank Address:

Account Number:

Customer’s personal information (in accordance with National Futures Association requirements):

Annual Income

Net Worth

Age

Number of Years’ Experience Investing or Trading in:

Futures

Options on Futures

Securities

**FOR CORPORATE ACCOUNTS ONLY**
CORPORATE RESOLUTION
I,                                         , the undersigned Secretary of                                         , a corporation duly organized and existing under the laws of                                         , having its principal office at                                          DO HEREBY CERTIFY that a meeting of the Board of Directors of said Corporation duly held on the                      day of                                         , 200___, the following resolutions were duly adopted, have not been amended, rescinded or revoked and are in conformity with the Charter and Bylaws of said Corporation:
“RESOLVED: That this Corporation open one or more accounts with Morgan Stanley & Co. Incorporated (“Morgan Stanley”) for the purpose of trading in commodities and commodity futures contracts, options thereon, and interests therein (including, without limitation, exchange for physical transactions, exchange for swap transactions and block trades) (collectively “Contracts”)
RESOLVED: That any officer of this Corporation or any employee or agent of this Corporation designated by any such officer be and hereby is authorized to act for the Corporation in every respect concerning the Corporation’s account(s) with Morgan Stanley, the authority hereby granted including the power to do each of the following acts and actions:
(a) To open one or more accounts in the name of the Corporation with Morgan Stanley for the purpose of trading in commodities and Contracts and to execute in the name of the Corporation and deliver to Morgan Stanley a Morgan Stanley Commodity Futures Customer Agreement, Authorization to Transfer Funds, Consent to Arbitration, and any other documents or notices necessary to the opening, maintenance and/or trading of such account(s);
(b) To buy, sell and trade and agree to buy, sell and trade commodities Contracts, on margin or otherwise, which power to sell includes the power to sell “short”;
(c) To effect and receive payment and delivery in performance of Contracts and commodities orders and any obligations undertaken in connection therewith;
(d) To deposit with and withdraw from Morgan Stanley any money, commodities, Contracts, securities and other property;
(e) To receive and promptly comply with any request or demand for additional margin, any notice of intention to liquidate, and any notice or demand of any other nature;
(f) To receive and acquiesce in the correctness of notices of transactions, statements of account and other records and documents relating to the Corporation’s account(s) with Morgan Stanley;
(g) To borrow funds from Morgan Stanley or its affiliate to finance any transactions in Contracts or commodities effected through or with Morgan Stanley, and the satisfaction of each and every obligation of the Corporation in connection with the Account(s) and the transactions effected therein; and
(h) To take such other actions as may be necessary or desirable to carry out the intent of the foregoing.
RESOLVED: That Morgan Stanley be directed to send written confirmations of all trades effected by Morgan Stanley for this Corporation and all statements of account of the Corporation with Morgan Stanley and other pertinent records and documents to                                          (Name and Title of Officer or Agent) who is not authorized to trade in commodities with Morgan Stanley but is hereby authorized to receive and acquiesce in the correctness of such confirmations, statements, and other records and documents;
RESOLVED: That any and all past transactions of the kind provided for by these Resolutions which have been previously made by Morgan Stanley on behalf of or with this Corporation be and hereby are ratified, confirmed and approved in all respects; and
RESOLVED: That Morgan Stanley and any interested third party are authorized to rely and act upon the authority of these Resolutions until receipt by Morgan Stanley of a certificate showing rescission, amendment or modification thereof and signed by the Secretary of this Corporation under its seal, and that this Corporation will indemnify Morgan Stanley and hold Morgan Stanley harmless from and against any liability, loss, cost or expense it incurs in continuing to act in reliance upon these Resolutions prior to its actual receipt of any such certificate.”
IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said Corporation this                      day of                                         , 200___.

Secretary
(SEAL OF CORPORATION TO BE AFFIXED HERE)
FS

**FOR PARTNERSHIP ACCOUNTS ONLY**
PARTNERSHIP AUTHORIZATION
The undersigned hereby certify that we are general partners of                                                                 , a partnership organized and existing under the laws of                                                                 (the “Partnership”), that each of us is of full legal age, and that the Partnership is authorized to trade in commodities and commodity futures, option and forward contracts.
The undersigned further certify that any one of us is authorized to open one or more accounts with Morgan Stanley & Co. Incorporated (“Morgan Stanley”) for the purchase or sale of commodities and commodity futures, option and forward contracts, for and in the name of the Partnership, and to execute for and on behalf of the Partnership a Morgan Stanley Commodity Customer’s Agreement, Authorization to Transfer Funds, and any other documents or notices necessary to the opening, maintenance and/or trading of such account(s), and that any one of the following general partners, acting alone, is authorized to act for the Partnership and its members in every respect concerning said account(s) and to do all things necessary or incidental to the conduct and trading of said account(s):

Name	Name

Name	Name

In consideration of your maintaining the account(s) of the Partnership the undersigned agree that:
(1)	The undersigned are jointly and severally liable to you for any and all obligations arising out of transactions in or relating to the account(s) of the Partnership with Morgan Stanley.

(2)	If there is any change in this authorization or if any of the partners withdraw from the Partnership, die or are judicially declared incompetent, one of the undersigned will notify you in writing immediately. Until you have actually received such written notice, you shall be entitled to act in reliance on this authorization. The Partnership will indemnify you and hold you harmless from and against any loss suffered or liability incurred in continuing to act in reliance on this authorization prior to your actual receipt of such written notice.

(3)	Upon notice of the withdrawal, death or judicially declared incompetence of any of the partners, you are authorized in regard to the account(s) of the Partnership to take such actions as are described in the Morgan Stanley Commodity Futures Customer Agreement executed in the name of the Partnership for the purpose of terminating said account(s) and satisfying any obligations the partnership may have to you. You may take such actions as though each of the partners remained a partner, were alive and were competent without prior notice to any partner’s heirs, executors, administrators, legatees, personal representatives or assigns.

(4)	This authorization shall be considered a part of the Morgan Stanley Commodity Customer’s Agreement executed in the name of the Partnership and shall cover, individually and collectively, all accounts of the Partnership at any time opened or reopened with Morgan Stanley, irrespective of any change or changes at any time in the personnel of Morgan Stanley, or its successors, assigns or affiliates, for any cause whatsoever, and shall inure to the benefit of Morgan Stanley and any of its successors or assigns.
Any and all past transactions between the Partnership and Morgan Stanley of the kind provided for by this authorization are hereby ratified, approved and confirmed in all respects.
Dated this ___ day of                                         , 200___.
General Partners:

(Signature)	(Signature)

(Name – Please Print)	(Name – Please Print)

(Signature)	(Signature)

(Name – Please Print)	(Name – Please Print)
(Please enclose a copy of your Partnership Agreement)
FT

**FOR ERISA ACCOUNTS ONLY**
EMPLOYEE BENEFIT PLAN AUTHORIZATION
In consideration of the acceptance by Morgan Stanley & Co. Incorporated (“Morgan Stanley”) of one or more accounts of the                                                              (the “Plan”), the undersigned being all of the Trustees of the Plan, represent and warrant to Morgan Stanley that the documents under which the Plan was established, as such documents may have been amended from time to time (the “Plan Documents”), expressly permit any and/or all of the following acts and actions:
a.	The opening of one of more accounts in the name of as Trustee(s) of the Plan with Morgan Stanley for the purpose of trading in commodities and commodity futures contracts and options thereon, (including, without limitation, exchange for physical transactions, exchange for swap transactions and block trades) and the execution and delivery to Morgan Stanley of the Morgan Stanley Commodity Futures Customer Agreement, Authorization to Transfer Funds, and any other documents or notices necessary to the opening, maintenance and/or trading of such account(s);

b.	The purchase, sale and trading of commodities and commodity futures, option and forward contracts, for speculative or hedging purposes, on margin or otherwise, including the authority to sell “short”;

c.	The appointment of individuals authorized to give Morgan Stanley instructions with respect to the Plan’s account, including the appointment of a third party as agent and attorney-in-fact, to purchase, sell (including short sales) and trade in commodities and commodity futures, option and forward contracts, for speculative or hedging purposes, on margin or otherwise, for the Plan’s account and risk.
The undersigned further represent that, pursuant to the terms and conditions of the Plan Documents, each of the following individuals is permitted to effect any or all of the acts and actions set forth in Paragraphs a, b and c above:

Morgan Stanley may rely upon the foregoing representations and warranties until such time as Morgan Stanley shall be notified otherwise in writing.

(Name of Customer – Please Print)

(Signature) (Date)

(Name & Title – Please Print)

(Please enclose a copy of the Trust Agreement)
FU

**FOR LIMITED LIABILITY COMPANY ACCOUNTS ONLY**
LIMITED LIABILITY COMPANY RESOLUTION
We the undersigned, constituting all of the [Managing Members/Managers] of                                                                , a Limited Liability Company duly organized and existing under the laws of                      , having its principal office at                                                                , DO HEREBY CERTIFY that a meeting of the [Managing Members/Managers] of said Company, duly held on the ___ day of                     , ___, the following resolutions were duly adopted, have not been amended, rescinded or revoked and are in conformity with the articles of organization and operating agreement of said Company:
“RESOLVED: That this Company open one or more accounts with Morgan Stanley & Co. Incorporated (“Morgan Stanley”) for the purpose of trading in commodities, commodity futures, option and forward contracts thereon and interests therein (including exchange for physical transactions) (collectively “Contracts”);
RESOLVED: That any [Managing Member/Manager] of this Company or any employee or agent of this Company designated by any such [Managing Member/Manager] be and hereby is authorized to act for the Company in every respect concerning the Company’s account(s) with Morgan Stanley (“Account(s)”), the authority hereby granted including the power to do each of the following acts and actions:
(a)	To open one or more accounts in the name of the Company with Morgan Stanley (“Account(s)”) for the purpose of trading in Contracts and to execute in the name of the Company and deliver to Morgan Stanley a Morgan Stanley Commodity Futures Customer Agreement, Authorization to Transfer Funds and any and all other agreements, documents, instruments or notices necessary or relating to the opening, maintenance and/or trading of such Account(s);

(b)	To buy, sell and trade and agree to buy, sell and trade Contracts, on margin or otherwise, which power to sell includes the power to sell “short”;

(c)	To effect and receive payment and delivery in the performance of Contracts and any obligations undertaken in connection therewith;

(d)	To deposit with and withdraw from Morgan Stanley any money, securities, commodities, Contracts and contracts for the purchase or sale of securities and other property;

(e)	To receive and promptly comply with any request or demand for additional margin, any notice of intention to liquidate, and any notice or demand of any other nature;

(f)	To receive and acquiesce in the correctness of notices of transactions, statements of account and other records and documents relating to the Company’s Account(s) with Morgan Stanley;

(g)	To borrow funds from Morgan Stanley or its affiliates to finance any transactions in Contracts effected through or with Morgan Stanley;

(h)	To take other such actions as may be necessary or desirable to carry out the intent of the foregoing and the satisfaction of each and every obligation of the Company in connection with the Account(s) and the transactions effected therein.
RESOLVED: That Morgan Stanley be directed to send written confirmations of all transactions in Contracts effected by Morgan Stanley for the Company and all statements of account of the Company with Morgan Stanley and other pertinent records and documents to                                          (Name and Title of [Managing Member/Manager] or Agent), who is not authorized to trade in contracts with Morgan Stanley but is hereby authorized to receive and acquiesce in the correctness of such confirmations, statements, and other records and documents;
RESOLVED: That any and all past transactions of the kind provided for by the these Resolutions which have been previously made by Morgan Stanley on behalf of or with this Company be and hereby are ratified, confirmed and approved in all respects; and

RESOLVED: That Morgan Stanley and any interested third party are authorized to rely and act upon the authority of these Resolutions until receipt by Morgan Stanley of a certificate showing recission, amendment or modifications thereof and signed by the [Managing Member/Manager] of this Company, and that this Company will indemnify Morgan Stanley and hold Morgan Stanley harmless from and against any liability, loss, cost or expenses it incurs in continuing to act in reliance upon these Resolutions prior to its actual receipt of any such certificate.”
IN WITNESS WHEREOF, we have hereunto subscribed our names this ___ day of                                         , ___.

[Managing Members/Managers]:

(Signature)	(Signature)

(Name & Title – Please Print)	(Name & Title – Please Print)

(Signature)	(Signature)

(Name & Title – Please Print)	(Name & Title – Please Print)

INCUMBENCY CERTIFICATE
     I,                                                                , the duly elected                                            of                                            (the “Company”) do hereby certify the following:
(1)	is the duly elected of the Company, and has the authority to enter into and execute contracts and acknowledgments for and on behalf of the Company; and,

(2)	Specifically, is authorized to execute the following contracts and acknowledgments for and on behalf of the Company:
•	Commodity Customer Agreement by and between Morgan Stanley & Co. Incorporated and the Company

•	Commodity Futures Trading Commission Risk Disclosure Statement Acknowledgment
(3)	The signature of is as it appears below:

     IN WITNESS WHEREOF, I do hereby certify that the foregoing is true and correct as of the date hereof.

By:

Name:

Title:

Dated:                                                             , 200__

Futures Industry Association
Uniform Futures and Options on Futures
Risk Disclosures
Table of Contents

Risk Disclosure Statement for Futures and Options	Page 2

Cross Trade Consent	Page 5

Electronic Trading and Order Routing Systems Disclosure Statement	Page 6

Notice Regarding Average Price System (“APS”)	Page 7

Direct Order Transmittal Client Disclosure Statement	Page 8

Foreign Trader Disclosure Statement	Page 9

Position Limit and Large Open Position Reporting Requirements for Options and Futures Traded On Hong Kong Exchange)	Page 10

Uniform Notification Regarding Access to Market Data	Page 12

CME Disclosure Statement for Payment for Order Flow	Page 14

A Guide to the Structure and Market Technology of The London Metal Exchange	Page 15

Disclosure Statement on Futures Exchange Ownership Interests and Incentive Programs	Page 19

RISK DISCLOSURE STATEMENT
     This brief statement does not disclose all of the risks and other significant aspects of trading in futures and options. In light of the risks, you should undertake such transactions only if you understand the nature of the contracts (and contractual relationships) into which you are entering and the extent of your exposure to risk. Trading in futures and options is not suitable for many members of the public. You should carefully consider whether trading is appropriate for you in light of your experience, objectives, financial resources and other relevant circumstances.
Futures
1. Effect of ‘Leverage’ or ‘Gearing’
     Transactions in futures carry a high degree of risk. The amount of initial margin is small relative to the value of the futures contract so that transactions are ‘leveraged’ or ‘geared.’ A relatively small market movement will have a proportionately larger impact on the funds you have deposited or will have to deposit: this may work against you as well as for you. You may sustain a total loss of initial margin funds and any additional funds deposited with the firm to maintain your position. If the market moves against your position or margin levels are increased, you may be called upon to pay substantial additional funds on short notice to maintain your position. If you fail to comply with a request for additional funds within the time prescribed, your position may be liquidated at a loss and you will be liable for any resulting deficit.
2. Risk-reducing orders or strategies
     The placing of certain orders (e.g., ‘stop-loss’ orders, where permitted under local law, or ‘stop-limit’ orders) which are intended to limit losses to certain amounts may not be effective because market conditions may make it impossible to execute such orders. Strategies using combinations of positions, such as ‘spread’ and ‘straddle’ positions, may be as risky as taking simple ‘long’ or ‘short’ positions.
Options
3. Variable degree of risk
     Transactions in options carry a high degree of risk. Purchasers and sellers of options should familiarize themselves with the type of option (i.e., put or call) which they contemplate trading and the associated risks. You should calculate the extent to which the value of the options must increase for your position to become profitable, taking into account the premium and all transaction costs.
     The purchaser of options may offset or exercise the options or allow the options to expire. The exercise of an option results either in a cash settlement or in the purchaser acquiring or delivering the underlying interest. If the option is on a future, the purchaser will acquire a futures position with associated liabilities for margin (see the section on Futures above). If the purchased options expire worthless, you will suffer a total loss of your investment, which will consist of the option premium plus transaction costs. If you are contemplating purchasing deep-out-of-the-money options, you should be aware that the chance of such options becoming profitable ordinarily is remote.
     Selling (‘writing’ or ‘granting’) an option generally entails considerably greater risk than purchasing options. Although the premium received by the seller is fixed, the seller may sustain a loss well in excess of that amount. The seller will be liable for additional margin to maintain the position if the market moves unfavorably. The seller will also be exposed to the risk of the purchaser exercising the option and the seller will be obligated to either settle the option in cash or to acquire or deliver the underlying interest. If the option is on a future, the seller will acquire a position in a future with associated liabilities for margin (see the section on Futures above). If the position is ‘covered’ by the seller holding a corresponding position in the underlying interest or a future or another option, the risk may be reduced. If the option is not covered, the risk of loss can be unlimited.

     Certain exchanges in some jurisdictions permit deferred payment of the option premium, exposing the purchaser to liability for margin payments not exceeding the amount of the premium. The purchaser is still subject to the risk of losing the premium and transaction costs. When the option is exercised or expires, the purchaser is responsible for any unpaid premium outstanding at that time.
Additional risks common to futures and options
4. Terms and conditions of contracts
     You should ask the firm with which you deal about the terms and conditions of the specific futures or options which you are trading and associated obligations (e.g., the circumstances under which you may become obligated to make or take delivery of the underlying interest of a futures contract and, in respect of options, expiration dates and restrictions on the time for exercise). Under certain circumstances the specifications of outstanding contracts (including the exercise price of an option) may be modified by the exchange or clearing house to reflect changes in the underlying interest.
5. Suspension or restriction of trading and pricing relationships
     Market conditions (e.g., illiquidity) and/or the operation of the rules of certain markets (e.g., the suspension of trading in any contract or contract month because of price limits or ‘circuit breakers’) may increase the risk of loss by making it difficult or impossible to effect transactions or liquidate/offset positions. If you have sold options, this may increase the risk of loss.
     Further, normal pricing relationships between the underlying interest and the future, and the underlying interest and the option may not exist. This can occur when, for example, the futures contract underlying the option is subject to price limits while the option is not. The absence of an underlying reference price may make it difficult to judge ‘fair’ value.
6. Deposited cash and property
     You should familiarize yourself with the protections accorded money or other property you deposit for domestic and foreign transactions, particularly in the event of a firm insolvency or bankruptcy. The extent to which you may recover your money or property may be governed by specified legislation or local rules. In some jurisdictions, property which had been specifically identifiable as your own will be pro-rated in the same manner as cash for purposes of distribution in the event of a shortfall.
7. Commission and other charges
     Before you begin to trade, you should obtain a clear explanation of all commissions, fees and other charges for which you will be liable. These charges will affect your net profit (if any) or increase your loss.
8. Transactions in other jurisdictions
     Transactions on markets in other jurisdictions, including markets formally linked to a domestic market, may expose you to additional risk. Such markets may be subject to regulation which may offer different or diminished investor protection. Before you trade, you should inquire about any rules relevant to your particular transactions. Your local regulatory authority will be unable to compel the enforcement of the rules of regulatory authorities or markets in other jurisdictions where your transactions have been effected. You should ask the firm with which you deal for details about the types of redress available in both your home jurisdiction and other relevant jurisdictions before you start to trade.

9. Currency risks
     The profit or loss in transactions in foreign currency-denominated contracts (whether they are traded in your own or another jurisdiction) will be affected by fluctuations in currency rates where there is a need to convert from the currency denomination of the contract to another currency.
10. Trading facilities
     Most open-outcry and electronic trading facilities are supported by computer-based component systems for the order-routing, execution, matching, registration or clearing of trades. As with all facilities and systems, they are vulnerable to temporary disruption or failure. Your ability to recover certain losses may be subject to limits on liability imposed by the system provider, the market, the clearing house and/or member firms. Such limits may vary; you should ask the firm with which you deal for details in this respect.
11. Electronic trading
     Trading on an electronic trading system may differ not only from trading in an open-outcry market but also from trading on other electronic trading systems. If you undertake transactions on an electronic trading system, you will be exposed to risk associated with the system, including the failure of hardware and software. The result of any system failure may be that your order is either not executed according to your instructions or is not executed at all.
12. Off-exchange transactions
     In some jurisdictions, and only then in restricted circumstances, firms are permitted to effect off-exchange transactions. The firm with which you deal may be acting as your counterparty to the transaction. It may be difficult or impossible to liquidate an existing position, to assess the value, to determine a fair price or to assess the exposure to risk. For these reasons, these transactions may involve increased risks. Off-exchange transactions may be less regulated or subject to a separate regulatory regime. Before you undertake such transactions, you should familiarize yourself with applicable rules and attendant risks.

CROSS TRADE CONSENT
[Name of Clearing Firm], its officers, directors employees or affiliates or other customers of [Name of Clearing Firm] or of the servicing floor broker may be from time to time on the opposite side of orders for physicals or for purchase or sale of futures contracts and option contracts placed for your Account in conformity with regulations of the Commodity Futures Trading Commission and the by-laws, rules and regulations of the applicable market (and its clearing organization, if any) on which such order is executed.

ELECTRONIC TRADING AND ORDER ROUTING SYSTEMS DISCLOSURE STATEMENT*/
     Electronic trading and order routing systems differ from traditional open outcry pit trading and manual order routing methods. Transactions using an electronic system are subject to the rules and regulations of the exchange(s) offering the system and/or listing the contract. Before you engage in transactions using an electronic system, you should carefully review the rules and regulations of the exchange(s) offering the system and/or listing contracts you intend to trade.
DIFFERENCES AMONG ELECTRONIC TRADING SYSTEMS
     Trading or routing orders through electronic systems vary widely among the different electronic systems. You should consult the rules and regulations of the exchange offering the electronic system and/or listing the contract traded or order routed to understand, among other things, in the case of trading systems, the system’s order matching procedure, opening and closing procedures and prices, error trade policies, and trading limitations or requirements; and in the case of all systems, qualifications for access and grounds for termination and limitations on the types of orders that may be entered into the system. Each of these matters may present different risk factors with respect to trading on or using a particular system. Each system may also present risks related to system access, varying response times, and security. In the case of internet-based systems, there may be additional types of risks related to system access, varying response times and security, as well as risks related to service providers and the receipt and monitoring of electronic mail.
RISK ASSOCIATED WITH SYSTEM FAILURE
     Trading through an electronic trading or order routing system exposes you to risks associated with system or component failure. In the event of system or component failure, it is possible that, for a certain time period, you may not be able to enter new orders, execute existing orders, or modify or cancel orders that were previously entered. System or component failure may also result in loss of orders or order priority.
SIMULTANEOUS OPEN OUTCRY PIT AND ELECTRONIC TRADING
     Some contracts offered on an electronic trading system may be traded electronically and through open outcry during the same trading hours. You should review the rules and regulations of the exchange offering the system and/or listing the contract to determine how orders that do not designate a particular process will be executed.
LIMITATION OF LIABILITY
     Exchanges offering an electronic trading or order routing system and/or listing the contract may have adopted rules to limit their liability, the liability of Futures Commission Merchants, and software and communication system vendors and the amount of damages you may collect for system failure and delays. These limitations of liability provisions vary among the exchanges. You should consult the rules and regulations of the relevant exchanges(s) in order to understand these liability limitations.

*/	Each exchange’s relevant rules are available upon request from the industry professional with whom you have an account. Some exchanges’ relevant rules also are available on the exchange’s internet home page.

NOTICE REGARDING AVERAGE PRICE SYSTEM (“APS”)
You should be aware that certain US and non-US exchanges, including the CME and CBOT, may now or in the future allow a futures commission merchant (“FCM”) such as [Name of Clearing Firm] to confirm trades executed on such exchanges to some or all of their customers on an average price basis regardless of whether the exchanges have average price systems of their own. Average prices that are not calculated by an exchange system will be calculated by your FCM. In either case, trades that are confirmed to you at average prices will be designated as such on your daily and monthly statements.
APS enables a clearing firm to confirm to customers an average price when multiple execution prices are received on an order or series of orders for the same accounts. For example, if an order transmitted by an account manager on behalf of several customers is executed at more than one price, those prices may be averaged and the average may be confirmed to each customer. Customers may choose whether to use APS, and may request that APS be used for discretionary or non-discretionary accounts.
An order subject to APS must be for the same commodity. An APS order may be used for futures, options or combination transactions. An APS order for futures must be for the same commodity and month, and for options, it must be for the same commodity, month, put/call and strike.
An APS indicator will appear on the confirmation and monthly statement for a customer whose positions have been confirmed at an average price. This indicator will notify the customer that the confirmed price represents an average price or rounded average price.
The average price is not the actual execution price. APS will calculate the same price for all customers that participate in the order.
APS may be used when a series of orders are entered for a group of accounts. For example, a bunched APS order (an order that represents more than one customer account) executed at 10:00 a.m. could be averaged with a bunched APS order executed at 12:00 p.m. provided that each of the bunched orders is for the same accounts. In addition, market orders and limit orders may be averaged, as may limit orders at different prices, provided that each order is for the same accounts.
The following scenario exemplifies what occurs if an APS order is only partially executed. At 10:00 a.m. an APS order to buy 100 Dec S & P 500 futures contracts is transmitted at a limit price of 376.00; 50 are executed at 376.00, and the balance is not filled. At 12:00 p.m. an APS order to buy 100 Dec S & P 500 futures contracts is transmitted at a limit price of 375.00; 50 are executed at 375.00, and the balance is not filled. Both orders are part of a series for the same group of accounts. In this example, the two prices will be averaged. If the order was placed for more than one account, the account controller must rely on pre-existing allocation procedures to determine the proportions in which each account will share in the partial fill.
Upon receipt of an execution at multiple prices for an order with an APS indicator, an average will be computed by multiplying the execution prices by the quantities at those prices divided by the total quantities. An average price for a series of orders will be computed based on the average prices of each order in that series. The actual average price or the average price rounded to the next price increment may be confirmed to customers. If a clearing member confirms the rounded average price, the clearing member must round the average price up to the next price increment for a sell order. The rounding process will create a cash residual of the difference between the actual average price and the rounded average price that must be paid to the customer.
APS may produce prices that do not conform to whole cent increments. In such cases, any amounts less than one cent may be retained by the clearing member. For example, if the total residual to be paid to a customer on a rounded average price for 10 contracts is $83.333333, the clearing member may pay $83.33 to the customer.
If you would like more information on APS orders, please contact [your Agent or the [Name of Clearing Firm] Futures Operations Department].

DIRECT ORDER TRANSMITTAL CLIENT DISCLOSURE STATEMENT
     This statement applies to the ability of authorized customers of [Name of Clearing Firm] (“Shortname of Clearing Firm”) to place orders for foreign futures and options transactions directly with non-US entities (each, an “Executing Firm”) that execute transactions on behalf of [Shortname of Clearing Firm]’s customer omnibus accounts.
     Please be aware of the following should you be permitted to place the type of orders specified above:
     •     The orders you place with an Executing Firm are for [Shortname of Clearing Firm]’s customer omnibus account maintained with a foreign clearing firm. Consequently, [Shortname of Clearing Firm] may limit or otherwise condition the orders you place with the Executing Firm.
     •     You should be aware of the relationship of the Executing Firm and [Shortname of Clearing Firm]. [Shortname of Clearing Firm] may not be responsible for the acts, omissions, or errors of the Executing Firm, or its representatives, with which you place your orders. In addition, the Executing Firm may not be affiliated with [Shortname of Clearing Firm]. If you choose to place orders directly with an Executing Firm, you may be doing so at your own risk.
     •     It is your responsibility to inquire about the applicable laws and regulations that govern the foreign exchanges on which transactions will be executed on your behalf. Any orders placed by you for execution on that exchange will be subject to such rules and regulations, its customs and usages, as well as any local laws that may govern transactions on that exchange. These laws, rules, regulations, customs and usages may offer different or diminished protection from those that govern transactions on US exchanges. In particular, funds received from customers to margin foreign futures transactions may not be provided the same protections as funds received to margin futures transactions on domestic exchanges. Before you trade, you should familiarize yourself with the foreign rules which will apply to your particular transaction. United States regulatory authorities may be unable to compel the enforcement of the rules of regulatory authorities or markets in non-US jurisdictions where transactions may be effected.
     •      It is your responsibility to determine whether the Executing Firm has consented to the jurisdiction of the courts in the United States. In general, neither the Executing Firm nor any individuals associated with the Executing Firm will be registered in any capacity with the Commodity Futures Trading Commission. Similarly, your contacts with the Executing Firm may not be sufficient to subject the Executing Firm to the jurisdiction of courts in the United States in the absence of the Executing Firm’s consent. Accordingly, neither the courts of the United States nor the Commission’s reparations program will be available as a forum for resolution of any disagreements you may have with the Executing Firm, and your recourse may be limited to actions outside the United States.
     Unless you object within five (5) days by giving notice as provided in your customer agreement after receipt of this disclosure, [Shortname of Clearing Firm] will assume your consent to the aforementioned conditions.

FOREIGN TRADER DISCLOSURE STATEMENT
     Dear Customer:
     In accordance with Rules 15.05 and 21.03 of the Commodity Futures Trading Commission (“CFTC”), 17 C.F.R. §§15.05 and 21.03, we are considered to be your agent for purposes of accepting delivery and service of communications from or on behalf of the CFTC regarding any commodity futures contracts or commodity option contracts which are or have been maintained in your account(s) with us. In the event that you are acting as agent or broker for any other person(s), we are also considered to be their agent, and the agent of any person(s) for whom they may be acting as agent or broker, for purposes of accepting delivery and service of such communications. Service or delivery to us of any communication issued by or on behalf of the CFTC (including any summons, complaint, order, subpoena, special call, request for information, notice, correspondence or other written document) will be considered valid and effective service or delivery upon you or any person for whom you may be acting, directly or indirectly, as agent or broker.
     You should be aware that Rule 15.05 also provides that you may designate an agent other than [Name of Clearing Firm]. Any such alternative designation of agency must be evidenced by a written agency agreement which you must furnish to us and which we, in turn, must forward to the CFTC. If you wish to designate an agent other than us, please contact us in writing. You should consult 17 C.FR. § 15.05 for a more complete explanation of the foregoing.
     Upon a determination by the CFTC that information concerning your account(s) with us may be relevant in enabling the CFTC to determine whether the threat of a market manipulation, corner, squeeze, or other market disorder exists, the CFTC may issue a call for specific information from us or from you. In the event that the CFTC directs a call for information to us, we must provide the information requested within the time specified by the CFTC. If the CFTC directs a call for information to you through us as your agent, we must promptly transmit the call to you, and you must provide the information requested within the time specified by the CFTC. If any call by the CFTC for information regarding your account(s) with us is not met, the CFTC has authority to restrict such account(s) to trading for liquidation only. You have the right to a hearing before the CFTC to contest any call for information concerning your account(s) with us, but your request for a hearing will not suspend the CFTC’s call for information unless the CFTC modifies or withdraws the call. Please consult 17 C.F.R. §21.03 for a more complete description of the foregoing (including the type of information you may be required to provide).
     Certain additional regulations may affect you. Part 17 of the CFTC Regulations, 17 C.F.R. Part 17, requires each futures commission merchant and foreign broker to submit a report to the CFTC with respect to each account carried by such futures commission merchant or foreign broker which contains a reportable futures position. (Specific reportable position levels for all futures contracts traded on U.S. exchanges are established in Rule 15.03.) In addition, Part 18 of the CFTC Regulations, 17 C.F.R. Part 18, requires all traders (including foreign traders) who own or control a reportable futures or options position and who have received a special call from the CFTC to file a Large Trader Reporting Form (Form 103) with the CFTC within one day after the special call upon such trader by the CFTC. Please consult 17 C.F.R. Parts 17 and 18 for more complete information with respect to the foregoing.
Very truly yours,
[Name of Clearing Firm]

NOTICE TO CLIENTS
POSITION LIMIT AND LARGE OPEN POSITION REPORTING REQUIREMENTS FOR OPTIONS
AND FUTURES TRADED ON THE HONG KONG EXCHANGES
The Hong Kong regulatory regime imposes position limit and reportable position requirements for stock options and futures contracts traded on the Stock Exchange of Hong Kong and on the Hong Kong Futures Exchange.
These requirements are set out in the Hong Kong Securities and Futures (Contracts Limits and Reportable Positions) Rules (as amended, the “Rules”) made by the Securities and Futures Commission (“SFC”) under the Securities and Futures Ordinance. The Rules impose monitoring and reporting obligations with regard to large open positions. Where you are holding a reportable position for your client, you must disclose the identity of the client. For the purposes of the Rules, a client is the person who is ultimately responsible for originating instructions you receive for transactions — i.e., the transaction originator.
Further guidance on the Rules and what they require is set out in the SFC’s Guidance Note on Position Limits and Large Open Position Reporting Requirements. Copies of the Rules and Guidance Note can be downloaded from the SFC’s website (www.sfc.hk).
Purpose of the Rules
The purpose of the Rules is to avoid potentially destabilizing market conditions arising from an over-concentration of futures/options positions accumulated by a single person or group of persons acting in concert, and to increase market transparency.
Some of the major requirements of the Rules and Guidance Note are summarised below. However, you should review the Rules and Guidance Note in their entirety, and consult with your legal counsel in order to ensure that you have a full understanding of your obligations in connection with trading in Hong Kong.
Please note that the Rules make you responsible for ensuring that you comply with the Rules. Section 8 of the Rules makes it a criminal offence not to comply (subject to a maximum fine of HK$100,000 and imprisonment for up to 2 years).
In 2004, the SFC investigated 6 breaches of the Rules, including a breach by a non-Hong Kong fund manager which was referred to the fund manager’s overseas regulator. It should be noted that the SFC has expressly stated that it is not sympathetic to claims by overseas persons that they are not aware of the Hong Kong restrictions, and that a failure to trade within the limits or make reports reflects badly on a firm’s internal control measures (which might itself lead to disciplinary action).
Position Limits
The Rules say that you may not hold or control futures contracts or stock options contracts in excess of the prescribed limit, unless you have obtained the prior authorisation of the Hong Kong regulators. For example, the prescribed limit for Hang Seng Index futures and options contracts and Mini-Hang Seng Index futures and options contracts is 10,000 long or short position delta limit for all contract months combined, provided the position delta for the Mini-Hang Seng Index futures contracts or Mini-Hang Seng Index options contracts shall not at any time exceed 2,000 long or short for all contract months combined. For many futures contracts and stock options contracts, the position limit is set at 5,000 contracts for any one contract/expiry month.
The prescribed limit for each contract traded on the Hong Kong exchanges is set out in the Rules.

Reportable Positions
If you hold or control an open position in futures contracts or stock options contracts in excess of the specified level, the Rules require you to report that position in writing to the relevant Hong Kong exchange (i) within one day (ignoring Hong Kong public holidays and Saturdays) of first holding or controlling that position, and (ii) on each succeeding day on which you continue to hold or control that position.
The specified reporting level for each contract traded on the Hong Kong exchanges is set out in the Rules. The report must state:
(a)	the number of contracts held or controlled in respect of the position in each relevant contract month; and

(b)	if the position is held or controlled for a client, the identity of the client, and the number of contracts held or controlled for such person in respect of the reportable position in each relevant contract month.
Scope of the Rules
You should note:
•	The prescribed limits and reportable position requirements apply to all positions held or controlled by any person, including positions in any account(s) that such person controls, whether directly or indirectly. The SFC takes the view that a person is regarded as having control of positions if, for example, the person is allowed to exercise discretion to trade or dispose of the positions independently without the day-to-day direction of the owner of the positions. (Section 4 of the Rules and Para. 2.6 of the Guidance Note)

•	If a person holds or controls positions in accounts at more than one intermediary, the Rules require him to aggregate the positions for the purposes of applying the prescribed limits and reportable position requirements. (Para. 6.1 of the Guidance Note)

•	The person holding or controlling a reportable position in accounts at more than one intermediary has the sole responsibility to notify the relevant exchange of the reportable position. The person may request its intermediary to submit the notice of the reportable position. If a firm agrees to submit the notice on his behalf, the person should provide to the firm its total positions held at other intermediaries so that the firm can submit the notice of the reportable position. Alternatively, the person should ask all of his intermediaries to report the positions in each of the accounts separately to the exchange, even if the positions in the individual accounts do not reach the reportable level. (Paras. 4.6 and 6.2 of the Guidance Note)

•	Where you are holding a reportable position for your client, the Rules say that you must disclose the identity of the client. The SFC’s view is that, for the purposes of the Rules, a client is the person who is ultimately responsible for originating the transaction instructions — i.e., the transaction originator. (Para. 6.4 of the Guidance Note)

•	The Rules apply separately to the positions held by each of the underlying clients of an omnibus account, except where the omnibus account operator has discretion over the positions in which case the account operator must also aggregate these positions with his own positions. Positions held by different underlying clients should not be netted off for purposes of calculating and reporting reportable positions or determining compliance with the prescribed limits. (Para. 6.8 of the Guidance Note)

UNIFORM NOTIFICATION REGARDING ACCESS TO MARKET DATA
As a market user you may obtain access to Market Data available through an electronic trading system, software or device that is provided or made available to you by a broker or an affiliate of such. Market Data may include, with respect to products of an exchange (“Exchange”) or the products of third party participating exchanges that are traded on or through the Exchange’s electronic trading platform (“Participating Exchange”), but is not limited to, “real time” or delayed market prices, opening and closing prices and ranges, high-low prices, settlement prices, estimated and actual volume information, bids or offers and the applicable sizes and numbers of such bids or offers.
You are hereby notified that Market Data constitutes valuable confidential information that is the exclusive proprietary property of the applicable exchange, and is not within the public domain. Such Market Data may only be used for your firm’s internal use. You may not, without the written authorization of the applicable exchange, redistribute, sell, license, retransmit or otherwise provide Market Data, internally or externally and in any format by electronic or other means, including, but not limited to the Internet. Further, you may not, without the written authorization of the applicable exchange, use Exchange Market Data for purposes of determining any price, including any settlement price, for any futures product, options on futures product, or other derivatives instrument traded on any exchange other than an Exchange or a Participating Exchange; or in constructing or calculating the value of any index or indexed product. Additionally, you agree you will not, and will not permit any other individual or entity to, (i) use Exchange Market Data in any way so as to compete with an Exchange or to assist or allow a third party to compete with an Exchange; or (ii) use that portion of Exchange Market Data which relates to any product of a Participating Exchange in any way so as to compete with that Participating Exchange or to assist or allow a third party to compete with such Participating Exchange.
You must provide upon request of the broker through which your firm has obtained access to Market Data, or the applicable exchange, information demonstrating your firm’s use of the Market Data in accordance with this Notification. Each applicable exchange reserves the right to terminate a market user’s access to Market Data for any reason. You also agree that you will cooperate with an exchange and permit an exchange reasonable access to your premises should an exchange wish to conduct an audit or review connected to the distribution of Market Data.
NEITHER AN EXCHANGE, NOR ANY PARTICIPATING EXCHANGE, NOR THE BROKER, NOR THEIR RESPECTIVE MEMBERS, SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS, GUARANTEE THE TIMELINESS, SEQUENCE, ACCURACY OR COMPLETENESS OF THE DESIGNATED MARKET DATA, MARKET INFORMATION OR OTHER INFORMATION FURNISHED NOR THAT THE MARKET DATA HAVE BEEN VERIFIED. YOU AGREE THAT THE MARKET DATA AND OTHER INFORMATION PROVIDED IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED AS AN OFFER OR SOLICITATION WITH RESPECT TO THE PURCHASE OR SALE OF ANY SECURITY OR COMMODITY.
NEITHER AN EXCHANGE, NOR ANY PARTICIPATING EXCHANGE, NOR THE BROKER NOR THEIR RESPECTIVE MEMBERS, SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS, SHALL BE LIABLE TO YOU OR TO ANY OTHER PERSON, FIRM OR CORPORATION WHATSOEVER FOR ANY LOSSES, DAMAGES, CLAIMS, PENALTIES, COSTS OR EXPENSES (INCLUDING LOST PROFITS) ARISING OUT OF OR RELATING TO THE MARKET DATA IN ANY WAY, INCLUDING BUT NOT LIMITED TO ANY DELAY, INACCURACIES, ERRORS OR OMISSIONS IN THE MARKET DATA OR IN THE TRANSMISSION THEREOF OR FOR NONPERFORMANCE, DISCONTINUANCE, TERMINATION OR INTERRUPTION OF SERVICE OR FOR ANY DAMAGES ARISING THEREFROM OR OCCASIONED THEREBY, DUE TO ANY CAUSE WHATSOEVER, WHETHER OR NOT RESULTING FROM NEGLIGENCE ON THEIR PART. IF THE FOREGOING DISCLAIMER AND WAIVER OF LIABILITY SHOULD BE DEEMED INVALID OR INEFFECTIVE, NEITHER AN EXCHANGE, NOR ANY PARTICIPATING EXCHANGE, NOR THE BROKER, NOR THEIR RESPECTIVE SHAREHOLDERS, MEMBERS, DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS SHALL BE LIABLE IN ANY EVENT,

INCLUDING THEIR OWN NEGLIGENCE, BEYOND THE ACTUAL AMOUNT OF LOSS OR DAMAGE, OR THE AMOUNT OF THE MONTHLY FEE PAID BY YOU TO BROKER, WHICHEVER IS LESS. YOU AGREE THAT NEITHER AN EXCHANGE, NOR ANY PARTICIPATING EXCHANGE, NOR THE BROKER NOR THEIR RESPECTIVE SHAREHOLDERS, MEMBERS, DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS, SHALL BE LIABLE TO YOU OR TO ANY OTHER PERSON, FIRM OR CORPORATION WHATSOEVER FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOST PROFITS, COSTS OF DELAY, OR COSTS OF LOST OR DAMAGED DATA.

CME DISCLOSURE ON PAYMENT FOR ORDER FLOW
When firms provide execution services to customers, either in conjunction with clearing services or in an execution only capacity, they may, in some circumstances, direct orders to unaffiliated market makers, other executing firms, individual floor brokers or floor brokerage groups for execution. When such unaffiliated parties are used, they may, where permitted, agree to price concessions, volume discounts or refunds, rebates or similar payments in return for receiving such business. Likewise, on occasion, in connection with exchanges that permit pre-execution discussions and “off-floor” transactions such as block trading, exchanges of physicals, swaps or options for futures or equivalent transactions, a counterparty solicited to trade opposite customers of an executing firm may make payments described above and/or pay a commission to the executing firm in connection with that transaction. This could be viewed as an apparent conflict of interest. In order to determine whether transactions executed for your account are subject to the above circumstances, please contact your executing firm account representative.

A GUIDE TO THE STRUCTURE AND MARKET TERMINOLOGY OF THE LONDON METAL
EXCHANGE
INTRODUCTION AND PURPOSE
This document is designed to provide customers of the London Metal Exchange (LME) with an overview of the structure of the LME, market terminology, and order execution. It is not a comprehensive trading guide, nor a complete guide to market terminology. Customers should always ensure that their requirements are explained in detail to the member responsible for order execution.
THE LME
Principal Nature
There are two types of contracts traded on the LME — Exchange Contracts and Client Contracts. Exchange Contracts are contracts between clearing members of the LME. Client Contracts are contracts between customers and ring dealing members (RDMs), or associate broker clearing members (ABCMs), or associate broker members (ABMs). Only RDMs, ABCMs and ABMs may issue Client Contracts. Open Position Statements issued to clients must state clearly “THIS IS AN LME REGISTERED CLIENT CONTRACT”. Contract criteria relating to LME contracts, including metal/plastic specifications, acceptable currencies, prompt dates, option strike prices for metals etc. are detailed in the LME rulebook and appropriate notices.
Exchange Contracts are traded between members, matched in the LME matching and clearing system (LMEMS) and margined by LCH.Clearnet (LCH). Client Contracts are registered at the LCH but margining arrangements are left to members to agree with their customers (subject to LME rules).
All LME contracts are between parties acting as principals. This prevents any party entering into an LME Contract as agent for someone else but does not prevent an agent effecting a contract between two parties if the resulting LME contract is between disclosed parties, each acting as a principal. It is an essential requirement of an LME Client Contract that one party must be an RDM, ABCM or ABM. A list of members is available from the LME, and on the LME website: www.lme.com. A principal relationship does not mean that members do not take on quasi-fiduciary responsibilities when they effect trades for customers. In particular, if a member undertakes to deliver a particular service, for example deal a specific number of lots ‘in the Ring’ (see below), then it should take care to ensure that it complies with all the terms of such a transaction.
In respect of Exchange Contracts, an LME broker buying metal or plastic under an Exchange Contract from another LME broker cannot do so as agent for his customer. Where an LME broker buys metal or plastic under an Exchange Contract with a view to selling that metal or plastic to his customer, this is achieved by entering into a back-to-back Client Contract with the customer. Brokers and customers can agree the conditions that apply to their Client Contracts. For example, a customer may make it a condition of his Client Contract that the broker must enter into a back-to-back Exchange Contract for the metal or plastic being bought or sold. This does not make the customer a party to the Exchange Contract but does create additional duties and obligations owed by the broker under the Client Contract.
Customers should be clear about conditions that apply to their Client Contracts and about the obligations and duties that the broker owes as a result of those conditions.
Brokers should be clear about the duties and obligations they owe as a result of conditions attaching to their Client Contracts. They should also be clear about the duties they owe to their customers under the FSA’s Conduct of Business Rules (COB).

Dual Capacity
LME members may act both in the capacity of market maker and broker. They may act in a particular manner depending on a number of circumstances, including the size of the order, the liquidity of the market at the time the order was placed, and, not least, the customer’s instructions. Customer orders may be filled directly from a member’s ‘book’ or following the purchase/sale of metal or plastic in the LME market. Furthermore, customer orders may be offset, amalgamated, broken-up or netted for execution. These methodologies apply equally to orders whether any resulting Exchange Contract is effected in the ring, in the inter-office market, or on LME Select.
Customers with specific order requirements must make these known to the member at the time the order is placed. Customers wishing to know how their order was executed should request such information from the member.
Trading on the LME
Trading takes place on the LME by open outcry in the rings and kerbs, between members in the inter-office, and over the Exchange’s electronic trading system LME Select.
Open Outcry
Historically, during ring and kerb sessions, the majority of customer business reflects prices traded in the open outcry sessions. Customers can follow the market activity by monitoring quoted and traded prices disseminated via the LME market data system (MDS), or by listening to the simultaneous floor commentary provided by member(s). The MDS publishes prices traded during ring and kerb times on price vendor information services such as Reuters. Members can continue to ‘make a market’ when requested by a customer during the ring and kerb sessions, although this is entirely at the member’s discretion. Alternatively, the customer can decide whether to place an order using the ‘order styles’ mentioned below.
Inter-office
Inter-office trading is conducted between members by telephone or by electronic means. On contacting an LME member for a quote, customers will usually be provided with the member’s current bid and offer. The customer may trade on this quote, call another member in an attempt to improve the quote, leave a resting order with a member, or wait and monitor prices on the LME market data system. If an order cannot be filled from the member’s book, it may be executed via a back-to-back Exchange Contract agreed via a telephone deal with another member or executed via an electronic trading system.
LME Select
LME Select allows members to trade LME futures contracts in metals and plastics, traded options and TAPOs, and an Index future and option. Some brokers offer their customers an order-routing facility via an API where they can view Select prices, execute trades, and place resting orders. All trading on LME Select is in US dollars.
LME Select replaces neither inter-office trading nor trading in the ring. Depending on the time of day, it is possible for members to deal by telephone or electronically in the inter-office, by LME Select, or in the rings. Customers should specify which mechanism their broker should use to effect an order, where they have a preference.
Firm prices of the best bid and offer available on LME Select, the total volumes available at these prices, and the price and volume of each trade transacted are distributed to and displayed in real time by information vendors. Only LME Select prices are displayed, not those of other third party electronic trading systems providing LME prices. Only RDMs and ABCMs are eligible to become LME Select Participants and to have direct access to the system. Customers may effect back-to-back Client Contracts with RDMs and ABCMs based upon prices available on LME Select, whether on the telephone or via electronic order-routing systems.

ORDER STYLES
Ring
Customer orders are not traded in the rings or kerbs, so an order using the term ‘in/on/during the ring/kerb’ will be executed on the basis of the prices traded/quoted during the particular session. If a customer requires their order to be ‘shown’ or traded across the ring/kerb then they should make this requirement known to their executor, who may or may not accept this as a term of the order. The equivalent Exchange Contract for a customer order may not replicate its terms. As the customer is not a party to any Exchange Contracts i.e. those traded in open outcry between members in the ring/kerb sessions, in specifying ring/kerb, the customer is merely identifying a pricing mechanism. A member which undertakes to match a price traded in the ring/kerb is not necessarily undertaking that it will trade during that ring/kerb, only that it may do so. However, a customer may place an order with the specific request that the member trades an Exchange Contract replicating its order in the ring. In such circumstance the RDM can only trade this order by open outcry in the ring.
If a customer trades at the prevailing market quote proffered in the ring/kerb, their executor is not necessarily obliged to effect an Exchange Contract at the same price. This can lead to situations where the customer has traded at the prevailing market quote, without that same price trading in open outcry across the floor of the Exchange. However, if the instructions from the customer are to achieve a specific price i.e. close of ring 2, then this is the price that should be given, if that specific order is accepted.
Market
In normal circumstances a market order is one executed on a timely basis at the prevailing market price. As mentioned above, at certain times of the business day, trading is taking place simultaneously in the ring or kerb, on LME Select, and in the inter-office market. Traditionally, when open outcry trading is in session, the market is defined by activity within the ring/kerb. At other times, the market is split between inter-office trading and trading on LME Select. During inter-office sessions, indicative quotes are available on the MDS; firm prices are available on LME Select and the LME Select page on information vendors’ systems. The indicative prices might not be available to all parties.
Best
Order styles on the LME using the word ‘best’ confer some discretion upon the members when executing the order, requiring them to use their ‘best endeavours’ on the customer’s behalf. The extent of the discretion is fixed by the terms of the order. This type of order is distinct from ‘best execution’ as defined by the FSA.
Best orders may be executed both in rings/kerbs, inter-office and on LME Select. Inter-office trades rely upon the members’ skill in determining the level of the market at any particular time. Best orders received during ring/kerb times may not result in the customer receiving the ‘best’ price achieved during the session if the price improves after the member has booked the metal or plastic intended to fill the order. At any given time, the best price on LME Select will be displayed on the system and by the information vendors. Customers should be aware that depending on market conditions, the best price may move during the period from when the order was placed and when it was executed.
Close
Most orders placed ‘on the close’ are for either the close of the second ring (official LME prices) or the final kerb (closing prices). Both these prices are demonstrable because of the publication of official and closing prices. Closing prices for other sessions are harder to determine, although the LME does publish unofficial prices which are established at the close of the fourth ring. In all circumstances, customers and members need to agree the style of execution i.e. bid/offer, mean or traded price. Members may not always be able to guarantee execution (price or volume) due to prevailing market conditions. A closing price on LME Select is the last price traded before the system closes.

Open
Customers placing orders to trade on the opening of a market session must provide clear instructions to the LME member which indicate how this order should be activated i.e. basis the opening bid/offer or basis the first trade in the session. Customers will also need to inform their executor of their requirements if the executor is unable to fill the order basis the ‘opening’ price in its entirety, due to market constraints such as insufficient liquidity. Customers may place orders with members for LME Select that can be placed into the system for activation when the market opens.
Resting Orders
When placing resting orders such as ‘good ‘til cancelled’ (‘GTC’, or any derivations thereof) or stop loss orders, customers should ensure that they are in agreement with their executor’s definition of the ‘trigger’ point of the order. Usually, this is interpreted as being the point when the order price is seen to be trading in the market, but it is possible to request the order be activated when the order level is either bid or offered as appropriate, via the prevailing market quote. Stop loss orders become market orders when a trade, or a bid or an offer triggers the stop, with members then executing the order at the current market price.
It is possible for a customer not to receive a ‘fill’ on a resting order despite the ‘trigger’ point being ‘touched’. This could be due to a number of circumstances such as order priority, illiquidity, prevailing market conditions etc. Whatever the reason, the executor should be able to provide the customer with a full explanation of why it was unable to fill the order.
Customers should be aware that resting orders might be activated during periods of illiquidity in the market. As previously mentioned, this could result in the trade not being filled, or for ‘stop’ orders, a worse fill than anticipated (‘slippage’). Customers should ensure the executor is fully aware of their requirements regarding the execution of an order, and adheres to any limitations, especially if the customer is not in contact with the market/member when the trigger point is reached.
It is possible for customers to ask members to place resting orders in LME Select. Where the broker has an order routing system into Select, customers will be able to place orders more directly. The system accepts GTC and Good for Day (DAY) orders. DAY orders are automatically deleted from the system at close of trading.
Conclusion
The above order styles do not represent all possible methods of order execution on the LME. Members and customers should ensure that orders are communicated in meaningful terms that deliver the required execution in accordance with LME rules.
For the purposes of this document these categories of members will be referred to as LME members, members or by the appropriate abbreviation

2 TAPO traded average price option
3 API Application Protocol Interface

DISCLOSURE STATEMENT ON FUTURES EXCHANGE
OWNERSHIP INTERESTS AND INCENTIVE PROGRAMS
You should be aware that your Futures Commission Merchant (“FCM”) or one or more of its affiliates may own stock of, or has some other form of ownership interest in, one or more U.S. or foreign exchanges and clearing houses that you may trade on or that may clear your trades. As a result, you should be aware that your FCM or its affiliate might receive financial benefits related to its ownership interest when trades are executed on such an exchange or cleared at such a clearing house.
In addition, futures exchanges from time to time have in place other arrangements that may provide members with volume or market making discounts or credits, may call for participating members to prepay fees based on volume thresholds or may provide other incentive or arrangements that are intended to encourage market participants to trade on or direct trades to that exchange. Your FCM, or one or more of its affiliates, may participate in and obtain financial benefits from such an incentive program.
You should contact your FCM directly if you would like to know whether it has an ownership interest in a particular exchange or clearing house, or whether it participates in any incentive program on a particular exchange or clearing house. You may also contact any particular futures exchange directly to ask if it has any such incentive program for member firms.